Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(245,101)
Unrealized Gain (Loss) on Market Value of Futures	897,910
Dividend Income	231
Interest Income	112
Total Income (Loss)	$653,152

Expenses
General Partner Management Fees	$9,405
Professional Fees	8,616
Brokerage Commissions	281
NYMEX License Fee	188
Prepaid Insurance Expense	132
Non-interested Directors' Fees and Expenses	103
Total Expenses	18,725
Expense Waiver	(7,438)
Net Expenses	$11,287
Net Income (Loss)	$641,865

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$14,740,247
Net Income (Loss)	641,865

Net Asset Value End of Month	$15,382,112
Net Asset Value Per Share (1,200,000 Shares)	$12.82

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612